Exhibit (h)(3)(e.)

SCHEDULE A

TRANSAMERICA SERIES TRUST

OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Company as of May 1, 2020;

FUND NAME	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH	EXPENSE LIMIT INITIAL CLASS	EXPENSE LIMIT SERVICE CLASS
Transamerica 60/40 Allocation VP	May 1, 2020	N/A	0.63%
Transamerica Aegon High Yield Bond VP	May 1, 2020	0.70%	0.95%
Transamerica Aegon U.S. Government Securities VP	May 1, 2020	0.63%	0.88%
Transamerica American Funds Managed Risk VP	May 1, 2020	N/A	0.85%
Transamerica Barrow Hanley Dividend Focused VP	May 1, 2020	0.85%	1.10%
Transamerica BlackRock Equity Smart Beta 100 VP	May 1, 2020	N/A	0.56%
Transamerica BlackRock Global Allocation VP	May 1, 2020	0.90%	1.15%
Transamerica BlackRock Global Allocation Managed Risk – Balanced VP	May 1, 2020	0.32%	0.57%
Transamerica BlackRock Global Allocation Managed Risk – Growth VP	May 1, 2020	0.35%	0.60%
Transamerica BlackRock Global Real Estate Securities VP	May 1, 2020	1.00%	1.25%
Transamerica BlackRock Government Money Market VP	May 1, 2020	0.48%	0.73%
Transamerica BlackRock Smart Beta 40 VP	May 1, 2020	0.31%	0.56%
Transamerica BlackRock Smart Beta 50 VP	May 1, 2020	N/A	0.56%
Transamerica BlackRock Smart Beta 75 VP	May 1, 2020	N/A	0.56%
Transamerica BlackRock Tactical Allocation VP	May 1, 2020	0.25%	0.50%
Transamerica Greystone International Growth VP	May 1, 2018	1.00%	1.25%
Transamerica International Equity Index VP	May 1, 2020	0.18%	0.43%
Transamerica Janus Balanced VP	May 1, 2020	0.90%	1.15%
Transamerica Janus Mid-Cap Growth VP	May 1, 2020	0.90%	1.15%
Transamerica Jennison Growth VP	May 1, 2020	0.89%	1.14%
Transamerica JPMorgan Asset Allocation – Conservative VP	May 1, 2020	0.25%	0.50%
Transamerica JPMorgan Asset Allocation – Growth VP	May 1, 2020	0.25%	0.50%
Transamerica JPMorgan Asset Allocation – Moderate Growth VP	May 1, 2020	0.25%	0.50%
Transamerica JPMorgan Asset Allocation – Moderate VP	May 1, 2020	0.25%	0.50%
Transamerica JPMorgan Core Bond VP	May 1, 2020	0.65%	0.90%
Transamerica JPMorgan Enhanced Index VP	May 1, 2020	0.84%	1.09%
Transamerica JPMorgan International Moderate Growth VP	May 1, 2020	0.25%	0.50%
Transamerica JPMorgan Mid Cap Value VP	May 1, 2020	0.95%	1.20%
Transamerica JPMorgan Tactical Allocation VP	May 1, 2020	0.90%	1.15%
Transamerica Legg Mason Dynamic Allocation – Balanced VP	May 1, 2020	0.72%	0.97%
Transamerica Legg Mason Dynamic Allocation – Growth VP	May 1, 2020	0.74%	0.99%
Transamerica Levin Large Cap Value	May 1, 2020	0.95%	1.20%
Transamerica Madison Balanced Allocation VP	May 1, 2020	0.35%	0.60%
Transamerica Madison Conservative Allocation VP	May 1, 2020	0.35%	0.60%

Transamerica Madison Diversified Income VP	May 1, 2020	0.96%	1.10%
Transamerica Managed Risk – Balanced ETF VP	May 1, 2020	0.37%	0.62%
Transamerica Managed Risk – Conservative ETF VP	May 1, 2020	0.37%	0.62%
Transamerica Managed Risk – Growth ETF VP	May 1, 2020	0.37%	0.62%
Transamerica Market Participation Strategy VP	May 1, 2020	0.82%	1.07%
Transamerica Morgan Stanley Capital Growth VP	May 1, 2020	0.90%	1.15%
Transamerica Multi-Managed Balanced VP	May 1, 2020	0.75%	1.00%
Transamerica Multi-Manager Alternative Strategies VP	May 1, 2020	0.55%	0.80%
Transamerica PIMCO Tactical – Balanced VP	May 1, 2020	0.95%	1.20%
Transamerica PIMCO Tactical – Conservative VP	May 1, 2020	0.92%	1.17%
Transamerica PIMCO Tactical – Growth VP	May 1, 2020	0.95%	1.20%
Transamerica PIMCO Total Return VP	May 1, 2020	0.80%	1.05%
Transamerica PineBridge Inflation Opportunities VP	May 1, 2020	0.75%	1.00%
Transamerica ProFund UltraBear VP	May 1, 2020	0.98%	1.23%
Transamerica QS Investors Active Asset Allocation – Conservative VP	May 1, 2020	0.61%	0.86%
Transamerica QS Investors Active Asset Allocation – Moderate Growth VP	May 1, 2020	0.67%	0.92%
Transamerica QS Investors Active Asset Allocation – Moderate VP	May 1, 2020	0.68%	0.93%
Transamerica Small/Mid Cap Value VP	May 1, 2020	0.89%	1.14%
Transamerica T. Rowe Price Small Cap VP	May 1, 2020	0.93%	1.18%
Transamerica Torray Concentrated Growth VP	May 1, 2020	0.84%	1.09%
Transamerica TS&W International Equity VP	May 1, 2020	1.02%	1.27%
Transamerica U.S. Equity Index VP	May 1, 2020	0.14%	0.39%
Transamerica WMC US Growth VP	May 1, 2020	0.74%	0.99%
Transamerica WMC US Growth II VP	May 1, 2020	0.30%	0.55%

SCHEDULE B

TRANSAMERICA SERIES TRUST

FUNDS SUBJECT TO EXPENSE REIMBURSEMENT

FUND NAME
Transamerica 60/40 Allocation VP
Transamerica Aegon High Yield Bond VP
Transamerica Aegon U.S. Government Securities VP
Transamerica American Funds Managed Risk VP
Transamerica Barrow Hanley Dividend Focused VP
Transamerica BlackRock Equity Smart Beta 100 VP
Transamerica BlackRock Global Allocation Managed Risk – Balanced VP
Transamerica BlackRock Global Allocation Managed Risk – Growth VP
Transamerica BlackRock Global Allocation VP
Transamerica BlackRock Global Real Estate Securities VP
Transamerica BlackRock Government Money Market VP
Transamerica BlackRock Smart Beta 40 VP
Transamerica BlackRock Smart Beta 50 VP
Transamerica BlackRock Smart Beta 75 VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Greystone International Growth VP
Transamerica International Equity Index VP
Transamerica Janus Balanced VP
Transamerica Janus Mid-Cap Growth VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Asset Allocation – Conservative VP
Transamerica JPMorgan Asset Allocation – Growth VP
Transamerica JPMorgan Asset Allocation – Moderate VP
Transamerica JPMorgan Asset Allocation – Moderate Growth VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan International Moderate Growth VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica JPMorgan Tactical Allocation VP
Transamerica Legg Mason Dynamic Allocation – Balanced VP
Transamerica Legg Mason Dynamic Allocation – Growth VP
Transamerica Levin Large Cap Value VP
Transamerica Madison Balanced Allocation VP
Transamerica Madison Conservative Allocation VP
Transamerica Madison Diversified Income VP
Transamerica Managed Risk – Balanced ETF VP
Transamerica Managed Risk – Conservative ETF VP
Transamerica Managed Risk – Growth ETF VP
Transamerica Market Participation Strategy VP

Transamerica Morgan Stanley Capital Growth VP
Transamerica Multi-Managed Balanced VP
Transamerica Multi-Manager Alternative Strategies VP
Transamerica PIMCO Tactical – Balanced VP
Transamerica PIMCO Tactical – Conservative VP
Transamerica PIMCO Tactical – Growth VP
Transamerica PIMCO Total Return VP
Transamerica PineBridge Inflation Opportunities VP
Transamerica ProFund UltraBear VP
Transamerica QS Investors Active Asset Allocation – Conservative VP
Transamerica QS Investors Active Asset Allocation – Moderate Growth VP
Transamerica QS Investors Active Asset Allocation – Moderate VP
Transamerica Small/Mid Cap Value VP
Transamerica T. Rowe Price Small Cap VP
Transamerica Torray Concentrated Growth VP
Transamerica TS&W International Equity VP
Transamerica U.S. Equity Index VP
Transamerica WMC US Growth VP
Transamerica WMC US Growth II VP